UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

      FORM 8-K

      CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE

      SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): March 21, 2022

      TATTOOED CHEF, INC.

    (Exact name of registrant as specified in its charter)

Delaware	001-38615	82-5457906
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

      6305 Alondra Boulevard

      Paramount, California 90723

  (Address of principal executive offices, including zip code)

  Registrant’s telephone number, including area code: (562) 602-0822

      Not Applicable

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TTCF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) On March 25, 2022, the Audit Committee of the Board of Directors (the “Board”) of Tattooed Chef, Inc. (the “Company”) approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, effective immediately. On March 21, 2022, BDO USA, LLP (“BDO”), the Company’s independent registered public accounting firm, notified the Company that it has declined to stand for re-election in 2022. In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2021 and 2020, and in the subsequent interim period through March 21, 2022, there were no disagreements with BDO on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its reports.

The reports of BDO on the Company’s consolidated financial statements for the fiscal years ended December 31, 2021 and 2020 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. However, BDO’s audit report on the Company’s internal control over financial reporting as of December 31, 2021 contained an adverse opinion due to the material weaknesses noted below. BDO was not required to report on the Company’s internal control over financial reporting as of December 31, 2020.

As previously reported, on March 7, 2022, the Board, based on consultation with Company management and upon the recommendation of the Audit Committee, concluded that the Company’s unaudited interim consolidated financial statements for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, each as previously filed with the SEC, should no longer be relied upon due to material errors in those financial statements. The effects of these errors on the Company’s unaudited interim consolidated financial statements for such periods were reported within the Company’s annual report on Form 10-K for the year ended December 31, 2021. The Company will file amended quarterly reports on Form 10-Q with the SEC for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021 to include the restated unaudited interim consolidated financial statements as soon as practicable (the “Restatement”).

There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the two fiscal years ended December 31, 2021 and 2020, or in the subsequent period through March 21, 2022, except for the Restatement and the material weaknesses in the Company’s internal control over financial reporting disclosed in the Company’s annual reports on Form 10-K for the years ended December 31, 2021 and 2020, related to not maintaining appropriately designed entity-level controls impacting the control environment, risk assessment procedures, effective monitoring controls and control activities to prevent or detect material misstatements to the consolidated financial statements.

The Company has provided a copy of the foregoing disclosures to BDO and requested that BDO furnish it with a letter addressed to the SEC stating whether BDO agrees with the above statements. A copy of BDO’s letter, dated March 25, 2022, is filed as Exhibit 16.1 to this Form 8-K.

During the two fiscal years ended December 31, 2021 and 2020, and in the subsequent period through March 25, 2022, neither the Company nor anyone on its behalf has consulted with Deloitte with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as described above).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 16.1	Letter from BDO USA, LLP to the Securities and Exchange Commission dated March 25, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TATTOOED CHEF, INC.

By:	/s/ Salvatore Galletti
Name: Title:	Salvatore Galletti Chief Executive Officer

Date: March 25, 2022

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